UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 14, 2006 (July 11, 2006)
Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-6776	75-0778259
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2728 N. Harwood Street, Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number including area code: (214) 981-5000
Not Applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Amendment No. 1 to Securities Purchase Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
     Centex Corporation (“Centex”) entered into a change of control agreement dated as of July 14, 2006 with Joseph A. Bosch, who was recently elected Senior Vice President — Human Resources of Centex. As previously reported in Centex’s Current Report on Form 8-K dated February 14, 2006 (the “February Form 8-K”), Centex has entered into change of control agreements in the same form with the other executive officers identified therein. In addition, Centex expects to enter into change of control agreements in the same form with other individuals who become executive officers of Centex from time to time in the future. The purpose and principal terms of these change of control agreements are described in Item 1.01 of the February Form 8-K and are incorporated herein by reference. The full text of the form of such change of control agreements is included as an exhibit to the February Form 8-K, and is also incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On July 11, 2006 (the “Closing Date”), Centex Financial Services, LLC, a Nevada limited liability company (the “Seller”) and an indirect wholly owned subsidiary of Centex, completed the sale of all the outstanding limited liability company interests of Centex Home Equity Company, LLC, a Delaware limited liability company (“CHEC”) and a wholly owned subsidiary of the Seller, pursuant to the Securities Purchase Agreement, dated March 30, 2006, among Seller, CHEC and FIF HE Holdings LLC, a Delaware limited liability company (the “Purchaser”) and an affiliate of Fortress Investment Group LLC, as amended (the “Securities Purchase Agreement”). Centex previously announced the execution of the Securities Purchase Agreement in its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2006.
     CHEC is the entity through which Centex formerly conducted its business relating to the origination of primarily nonconforming home equity mortgage loans. The sub-prime lending market is comprised of borrowers whose financing needs are not being met by traditional mortgage lenders for a variety of reasons, including credit histories that may limit a borrower’s access to credit or a borrower’s need for specialized loan products. Since its inception, CHEC has focused on lending to individuals who have substantial equity in their homes but whose financing needs are not being met by traditional mortgage lenders. For additional information regarding CHEC and its business, financial condition and results of operations, please see Centex’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 filed with the Securities and Exchange Commission.
     The sale of CHEC does not include Centex’s other financial services operations, which include the mortgage origination operations of CTX Mortgage Company, LLC (“CTX Mortgage”) and the sale of title insurance and other insurance coverages, including property and casualty. CTX Mortgage is the entity through which Centex conducts its business relating to the origination of primarily prime mortgage loans. The activities of CTX Mortgage are closely aligned with Centex’s core home building operations. CTX Mortgage provides Centex home buyers with a streamlined home-closing and settlement process, which is important to ensuring customer satisfaction and quality. In connection with the sale of CHEC, CTX Mortgage and CHEC entered into an alliance agreement (the “Alliance Agreement”) pursuant to which CTX will continue to sell sub-prime and certain other mortgage loans to CHEC in accordance with terms and provisions that are similar to the historical practices utilized by the parties for such transactions. The Alliance Agreement has an initial term of two years beginning on the Closing Date, and automatically renews for an additional three year period, unless terminated in accordance with the terms of the Alliance Agreement. Pursuant to the Alliance Agreement, CTX Mortgage and its affiliates have agreed to comply with certain non-compete and exclusivity covenants for a limited period of time.
     Pursuant to the Securities Purchase Agreement, the Purchaser also agreed to acquire on the Closing Date all of the mortgage loans held on such date in CHEC’s mortgage loan warehouse financing facility, Harwood Street Funding II, LLC (“HSF II”). As part of the transactions completed on the Closing Date, the HSF II loans were sold, and HSF II will be wound down and terminated within 60 days after the Closing Date.
     The estimated total, net after-tax proceeds to Seller from the transactions contemplated by the Securities Purchase Agreement is initially approximately $540 million. These proceeds reflect the initial cash consideration paid by Purchaser to Seller under the Securities Purchase Agreement in the amount of approximately $550 million, including certain intercompany amounts payable by CHEC (the “Initial Purchase Price”), as adjusted for expenses associated with the sale, certain tax benefits to Centex and estimated post-closing adjustments (other than the Volume Incentive Adjustment discussed below). The Initial Purchase Price was based on an estimate of the book value of CHEC, plus a premium calculated in accordance with agreed upon procedures. The book value component and the premium component of the Initial Purchase Price are subject to post-closing adjustments to reflect the actual book value of CHEC as of the Closing Date and to reflect, among other things the amount and value of the home equity loans and certain other assets of CHEC and its subsidiaries as of the Closing Date. The premium component of the Initial Purchase Price is also subject to a post-closing adjustment based upon the volume of mortgage loans originated by CHEC during a two-year period after the Closing Date (the “Volume Incentive Adjustment”).
     Centex currently expects that the procedures required to effect the post-closing adjustments to the Initial Purchase Price (other than the Volume Incentive Adjustment) will be completed in accordance with the terms of the Securities Purchase Agreement within approximately 60 to 90 days after the Closing Date. If the parties are not able to reach agreement as to the amounts upon which these adjustments will be based, the parties may be required to engage certain third parties to assist them in making the required determinations and valuations. In general, there can be no assurance as to the timing of the completion of these adjustments or as to the results thereof.
     The Volume Incentive Adjustment will depend primarily upon the total volume of mortgage loans originated by CHEC during the two-year period after the Closing Date. In addition, in some cases this adjustment will also depend upon the volume of loans acquired by CHEC pursuant to the Alliance Agreement and the percentage of subprime and specified other mortgage loans originated for the purpose of financing the purchase of a Centex home that are sold to CHEC pursuant to the Alliance Agreement. Under the provisions of the Securities Purchase Agreement, the maximum additional amount that could be payable to the Seller as a result of the Volume Incentive Adjustment is $30 million. However, under certain circumstances, such provisions could require the Seller to repay up to $10 million of the amounts previously received by it from the Purchaser. There can be no assurance as to the results of the Volume Incentive Adjustment, which will depend on the future operating results of CHEC and other future events, many of which are outside the control of Centex.
     The Securities Purchase Agreement contains customary representations and warranties, including detailed representations regarding the business, operations, assets, liabilities, results of operations and financial condition of CHEC. The Seller has agreed to indemnify the Purchaser and its affiliates for losses arising from, among other things, (i) breaches of representations and warranties by the Seller or CHEC, (ii) certain tax liabilities and (iii) certain liabilities arising in connection with specified legal proceedings and claims. Centex has guaranteed the obligations of the Seller under the Securities Purchase Agreement.
     In connection with the sale, CHEC has changed its name to Nationstar Mortgage LLC.
     The foregoing includes a summary of certain provisions of the Securities Purchase Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Securities Purchase Agreement, which is filed as an exhibit hereto.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit
Number	Description
2.1	Securities Purchase Agreement among Centex Financial Services, LLC, Centex Home Equity Company, LLC and FIF HE Holdings LLC, dated as of March 30, 2006 (incorporated by reference from the Current Report on Form 8-K, dated April 4, 2006, filed by Centex with the Securities and Exchange Commission). In accordance with the instructions to Item 601(b)(2) of Regulation S-K, the schedules to the foregoing Securities Purchase Agreement are not filed herewith. The Securities Purchase Agreement identifies such schedules, including the general nature of their content. Centex undertakes to provide such schedules to the Securities and Exchange Commission upon request.

2.2	Amendment No. 1 to Securities Purchase Agreement among Centex Financial Services, LLC, Centex Home Equity Company, LLC and FIF HE Holdings LLC, dated as of July 11, 2006. In accordance with the instructions to Item 601(b)(2) of Regulation S-K, the schedules to the foregoing Amendment No. 1 to Securities Purchase Agreement are not filed herewith. The Amendment No. 1 to Securities Purchase Agreement identifies such schedules, including the general nature of their content. Centex undertakes to provide such schedules to the Securities and Exchange Commission upon request.

99.1	Press Release dated July 11, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CORPORATION

	By:	/s/ JAMES R. PEACOCK III
James R. Peacock III
Vice President, Deputy General Counsel and Secretary

Date: July 14, 2006

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Securities Purchase Agreement among Centex Financial Services, LLC, Centex Home Equity Company, LLC and FIF HE Holdings LLC, dated as of March 30, 2006 (incorporated by reference from the Current Report on Form 8-K, dated April 4, 2006, filed by Centex with the Securities and Exchange Commission). In accordance with the instructions to Item 601(b)(2) of Regulation S-K, the schedules to the foregoing Securities Purchase Agreement are not filed herewith. The Securities Purchase Agreement identifies such schedules, including the general nature of their content. Centex undertakes to provide such schedules to the Securities and Exchange Commission upon request.

2.2	Amendment No. 1 to Securities Purchase Agreement among Centex Financial Services, LLC, Centex Home Equity Company, LLC and FIF HE Holdings LLC, dated as of July 11, 2006. In accordance with the instructions to Item 601(b)(2) of Regulation S-K, the schedules to the foregoing Amendment No. 1 to Securities Purchase Agreement are not filed herewith. The Amendment No. 1 to Securities Purchase Agreement identifies such schedules, including the general nature of their content. Centex undertakes to provide such schedules to the Securities and Exchange Commission upon request.

99.1	Press Release dated July 11, 2006.